                                                                   Exhibit 10.22

================================================================================



                     AMENDED AND RESTATED CREDIT AGREEMENT

                         dated as of November 2, 1998

                                     among

                          UNITED ROAD SERVICES, INC.,

                        VARIOUS FINANCIAL INSTITUTIONS,

                               BANKBOSTON, N.A.,
                            as Documentation Agent

                                      and

                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                                   as Agent



================================================================================



               Arranged by NATIONSBANC MONTGOMERY SECURITIES LLC

                              TABLE OF CONTENTS

                                                                            Page

SECTION 1 DEFINITIONS......................................................   1
   1.1        Definitions..................................................   1
   1.2        Other Interpretive Provisions................................  13

SECTION 2 COMMITMENTS OF THE BANKS; LETTER OF CREDIT,
          BORROWING, CONVERSION AND CONTINUATION PROCEDURES................  14
   2.1        Commitments..................................................  14
              2.1.1  Loan Commitment.......................................  14
              2.1.2  L/C Commitment........................................  14
   2.2        Revolving Loan Procedures....................................  14
              2.2.1  Various Types of Loans................................  14
              2.2.2  Borrowing Procedures..................................  15
              2.2.3  Conversion and Continuation Procedures................  15
   2.3        Letter of Credit Procedures..................................  16
              2.3.1  L/C Applications......................................  16
              2.3.2  Participation in Letters of Credit....................  17
              2.3.3  Reimbursement Obligations.............................  17
              2.3.4  Limitation on Obligations of Issuing Banks............  18
              2.3.5  Funding by Banks to Issuing Banks.....................  18
   2.4        Swing Line Loans.............................................  19
              2.4.1  Swing Line Loans......................................  19
              2.4.2  Swing Line Loan Procedures............................  19
              2.4.3  Refunding of, or Funding of Participations
                     in,Swing Line Loans...................................  19
              2.4.4  Repayment of Participations...........................  20
              2.4.5  Participation Obligations Unconditional...............  20
   2.5        Commitments Several..........................................  21
   2.6        Certain Conditions...........................................  21

SECTION 3 NOTES EVIDENCING LOANS...........................................  21
   3.1        Notes........................................................  21
   3.2        Recordkeeping................................................  21

SECTION 4 INTEREST.........................................................  22
   4.1        Interest Rates...............................................  22
   4.2        Interest Payment Dates.......................................  22
   4.3        Setting and Notice of IBOR Rates.............................  22
   4.4        Computation of Interest......................................  23

SECTION 5 FEES.............................................................  23
   5.1        Non-Use Fee..................................................  23
   5.2        Letter of Credit Fees........................................  23
   5.3        Arrangement and Agent's Fees.................................  24

   5.4        Closing Fees.................................................  24

SECTION 6  INCREASE, REDUCTION AND TERMINATION OF THE COMMITMENTS;
           PREPAYMENTS.....................................................  24
   6.1        Changes in Commitment Amount.................................  24
              6.1.1  Reduction or Termination of the Commitments...........  24
              6.1.2  Optional Increase in Commitment Amount................  24
   6.2        Voluntary Prepayments........................................  25

SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.................  25
   7.1        Making of Payments...........................................  25
   7.2        Application of Certain Payments..............................  26
   7.3        Due Date Extension...........................................  26
   7.4        Setoff.......................................................  26
   7.5        Proration of Payments........................................  26
   7.6        Taxes........................................................  27

SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS........  28
   8.1        Increased Costs..............................................  28
   8.2        Basis for Determining Interest Rate Inadequate or
              Unfair.......................................................  29
   8.3        Changes in Law Rendering Eurodollar Loans Unlawful...........  30
   8.4        Funding Losses...............................................  30
   8.5        Right of Banks to Fund through Other Offices.................  31
   8.6        Discretion of Banks as to Manner of Funding..................  31
   8.7        Mitigation of Circumstances; Replacement of Affected
              Bank.........................................................  31
   8.8        Conclusiveness of Statements; Survival of
              Provisions...................................................  32

SECTION 9  WARRANTIES......................................................  32
   9.1        Organization, etc............................................  32
   9.2        Authorization; No Conflict...................................  32
   9.3        Validity and Binding Nature..................................  33
   9.4        Financial Condition..........................................  33
   9.5        No Material Adverse Change...................................  33
   9.6        Litigation and Contingent Liabilities........................  34
   9.7        Ownership of Properties; Liens...............................  34
   9.8        Subsidiaries.................................................  34
   9.9        Pension and Welfare Plans....................................  34
   9.10       Investment Company Act.......................................  35
   9.11       Public Utility Holding Company Act...........................  35
   9.12       Regulation U.................................................  35
   9.13       Taxes........................................................  35
   9.14       Solvency, etc................................................  35
   9.15       Environmental Matters........................................  35

   9.16       Year 2000 Problem............................................  37
   9.17       Copyrights, Patents, Trademarks and Licenses, etc............  37
   9.18       Transactions with Affiliates.................................  38
   9.19       Information..................................................  38

SECTION 10  COVENANTS......................................................  38
  10.1        Reports, Certificates and Other Information..................  38
              10.1.1   Audit Report........................................  38
              10.1.2   Quarterly Reports...................................  39
              10.1.3   Monthly Reports.....................................  39
              10.1.4   Compliance Certificates.............................  39
              10.1.5   Reports to SEC and to Shareholders..................  40
              10.1.6   Notice of Default, Litigation and ERISA
                       Matters.............................................  40
              10.1.7   Subsidiaries........................................  41
              10.1.8   Management Reports..................................  41
              10.1.9   Projections.........................................  41
              10.1.10  Contracts...........................................  41
              10.1.11  Fleet Audit Reports.................................  41
              10.1.12  Other Information...................................  41
  10.2        Books, Records and Inspections...............................  41
  10.3        Insurance....................................................  42
  10.4        Compliance with Laws; Payment of Taxes and
              Liabilities..................................................  42
  10.5        Maintenance of Existence, etc................................  42
  10.6        Financial Covenants..........................................  43
              10.6.1   Minimum Consolidated Net Income.....................  43
              10.6.2   Funded Debt to Funded Debt plus Net Worth
                       Ratio...............................................  43
              10.6.3   Funded Debt to EBITDA Ratio.........................  43
              10.6.4   Capital Expenditures................................  43
              10.6.5   EBITR to Interest Expense plus Rental
                       Expense Ratio.......................................  43
              10.6.6   Senior Funded Debt to Tangible Assets Ratio.........  43
  10.7        Limitations on Debt..........................................  43
  10.8        Liens........................................................  44
  10.9        Restricted Payments..........................................  45
  10.10        Mergers, Consolidations, Sales..............................  46
  10.11        Modification of Organizational Documents....................  46
  10.12        Use of Proceeds.............................................  47
  10.13        Further Assurances..........................................  47
  10.14        Transactions with Affiliates................................  47
  10.15        Employee Benefit Plans......................................  47
  10.16        Environmental Matters.......................................  47
  10.17        Unconditional Purchase Obligations..........................  48
  10.18        Inconsistent Agreements.....................................  48
  10.19        Business Activities.........................................  48
  10.20        Advances and Other Investments..............................  48

  10.21        Maintenance of Property.....................................  49
  10.22        Performance of Obligations..................................  49
  10.23        Leases......................................................  50
  10.24        Assignability of Contracts..................................  50

SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING, ETC......................  50
  11.1         Initial Credit Extensions...................................  50
               11.1.1  Notes...............................................  50
               11.1.2  Resolutions.........................................  50
               11.1.3  Consents, etc.......................................  51
               11.1.4  Incumbency and Signature Certificates...............  51
               11.1.5  Guaranty............................................  51
               11.1.6  Security Agreement..................................  51
               11.1.7  Pledge Agreements...................................  51
               11.1.8  Confirmation and Omnibus Amendment..................  51
               11.1.9  Trust Agreements....................................  51
               11.1.10 Opinions of Counsels for the Company and
                       the Guarantors......................................  51
               11.1.11 Other...............................................  51
  11.2         Conditions..................................................  52
               11.2.1  Compliance with Warranties, No Default,
                       etc.................................................  52
               11.2.2  Confirmatory Certificate............................  53

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.............................  53
  12.1         Events of Default...........................................  53
               12.1.1  Non-Payment of the Loans, etc.......................  53
               12.1.2  Non-Payment of Other Debt...........................  53
               12.1.3  Other Material Obligations..........................  53
               12.1.4  Bankruptcy, Insolvency, etc.........................  54
               12.1.5  Non-Compliance with Provisions of This
                       Agreement...........................................  54
               12.1.6  Warranties..........................................  54
               12.1.7  Pension Plans.......................................  54
               12.1.8  Judgments...........................................  55
               12.1.9  Invalidity of Guaranty, etc.........................  55
               12.1.10 Invalidity of Collateral Documents, etc.............  55
               12.1.11 Change in Control...................................  55
  12.2         Effect of Event of Default..................................  56

SECTION 13  THE AGENT......................................................  56
  13.1         Appointment and Authorization...............................  56
  13.2         Delegation of Duties........................................  57
  13.3         Liability of Agent..........................................  57
  13.4         Reliance by Agent...........................................  58
  13.5         Notice of Default...........................................  58
  13.6         Credit Decision.............................................  59
  13.7         Indemnification.............................................  59
  13.8         Agent in Individual Capacity................................  60
  13.9         Successor Agent.............................................  61

  13.10        Withholding Tax.............................................  61
  13.11        Collateral Matters..........................................  63
  13.12        Funding Reliance............................................  63
  13.13        Documentation Agent.........................................  64

SECTION 14  GENERAL........................................................  64
  14.1         Waiver; Amendments..........................................  64
  14.2         Confirmations...............................................  65
  14.3         Notices.....................................................  65
  14.4         Computations................................................  65
  14.5         Regulation U................................................  66
  14.6         Costs, Expenses and Taxes...................................  66
  14.7         Subsidiary References.......................................  66
  14.8         Captions....................................................  67
  14.9         Assignments; Participations.................................  67
               14.9.1  Assignments.........................................  67
               14.9.2  Participations......................................  68
  14.10        Governing Law...............................................  69
  14.11        Counterparts................................................  69
  14.12        Successors and Assigns......................................  69
  14.13        Indemnification by the Company..............................  70
  14.14        Forum Selection and Consent to Jurisdiction.................  70
  14.15        Waiver of Jury Trial........................................  71


                                   SCHEDULES

SCHEDULE 1.1A       Pricing Schedule

SCHEDULE 2.1        Banks and Percentages

SCHEDULE 2.1.2      Existing Letters of Credit

SCHEDULE 9.6        Litigation and Contingent Liabilities

SCHEDULE 9.8        Subsidiaries

SCHEDULE 9.15       Environmental Matters

SCHEDULE 10.7       Existing Debt

SCHEDULE 10.8       Existing Liens

SCHEDULE 12.1.11A   Key Executives

SCHEDULE 12.1.11B   Key Directors

SCHEDULE 14.3       Addresses for Notices

                                    EXHIBITS

EXHIBIT A           Form of Note
                    (Section 3.1)

EXHIBIT B           Form of Compliance Certificate
                    (Section 10.1.4)

EXHIBIT C           Guaranty
                    (Section 1)

EXHIBIT D           Security Agreement
                    (Section 1)

EXHIBIT E           Company Pledge Agreement
                    (Section 1)

EXHIBIT F           Form of Subsidiary Pledge Agreement
                    (Section 11.1.7)

EXHIBIT G           Form of Assignment Agreement
                    (Section 14.9)

EXHIBIT H           Form of Notice of Borrowing
                    (Section 2.2.2)

EXHIBIT I           Form of Notice of Conversion/Continuation
                    (Section 2.2.3)

EXHIBIT J           Form of Confirmation and Omnibus Amendment
                    (Section 11.1.8)

EXHIBIT K           Form of Request for Increase
                    (Section 6.1.2)
||

                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


     This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 2, 1998 (this "Agreement"), is entered into among UNITED ROAD SERVICES, INC., a Delaware
       ---------
corporation (the "Company"), the financial institutions that are or may from
                  -------
time to time become parties hereto (together with their respective successors and assigns, the "Banks"), BANKBOSTON, N.A., as Documentation Agent, and BANK OF
                  -----
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (in its individual capacity, "BofA"), as agent for the Banks.
-----

     WHEREAS, the Company, the Banks and the Agent have entered into a Credit Agreement dated as of May 8, 1998 (as heretofore amended, modified or supplemented, the "Existing Agreement");
                   ------------------

     WHEREAS, the parties hereto have agreed to amend and restate the Existing Agreement; and

     WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Company under the Existing Agreement, but merely a restatement and, where applicable, an amendment of the terms governing such obligations;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1  DEFINITIONS.

      1.1 Definitions.  When used herein the following terms shall have the
          -----------
following meanings:

     Affected Bank means any Bank that has given notice to the Company (which
     -------------
has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances of
            -----------    ---
the nature described in Section 8.2 or 8.3.
                        -----------    ---

     Affiliate of any Person means (i) any other Person which, directly or
     ---------
indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person.

     Agent means BofA in its capacity as agent for the Banks hereunder and any
     -----
successor thereto in such capacity.

     Agent-Related Persons means BofA and any successor agent arising under
     ---------------------
Section 13.9, together with their respective Affiliates (including, in the case
------------
of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     Agreement - see the Preamble.
     ---------           --------

     Arranger means NationsBanc Montgomery Securities LLC, a Delaware limited
     --------
liability company.

     Assignment Agreement - see Section 14.9.1.
     --------------------       --------------

     Bank - see the Preamble.
     ----           --------

     Base Rate means at any time the greater of (a) the Federal Funds Rate plus
     ---------
0.5% and (b) the Reference Rate.

     Base Rate Loan means any Loan which bears interest at or by reference to
     --------------
the Base Rate.

     Base Rate Margin - see Schedule 1.1A.
     ----------------       -------------

     BofA - see the Preamble.
     ----           --------

     Business Day means any day on which BofA is open for commercial banking
     ------------
business in Chicago, New York and San Francisco and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the interbank eurodollar market.

     Capital Expenditures means all expenditures which, in accordance with GAAP,
     --------------------
would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed within three months (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

     Capital Lease means, with respect to any Person, any lease of (or other
     -------------
agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     Cash Equivalent Investment means, at any time, (a) any evidence of Debt,
     --------------------------
maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Services Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c))
                                                                   ----------
which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value
                             -----------         ---
at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Bank for the purpose of investing in loans to any corporation (other than the Company or an Affiliate of the Company), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

     CERCLA - see Section 9.15.
     ------       ------------

     Code means the Internal Revenue Code of 1986, as amended.
     ----

     Collateral Documents means the Company Pledge Agreement, each Subsidiary
     --------------------
Pledge Agreement, the Security Agreement and any other agreement pursuant to which the Company or any Guarantor grants collateral to the Agent for the benefit of the Banks.

     Commitment Amount - see Section 2.1.1.
     -----------------       -------------

     Commitments means the Loan Commitment and the L/C Commitment.
     -----------

     Company - see the Preamble.
     -------           --------

     Company Pledge Agreement means the pledge agreement between the Company and
     ------------------------
the Agent, a copy of which is attached hereto as Exhibit E.
                                                 ---------

     Computation Period means each period of four consecutive Fiscal Quarters
     ------------------
ending on the last day of a Fiscal Quarter.

     Confirmation and Omnibus Amendment means the Confirmation and Omnibus
     ----------------------------------
Amendment among the Company, the Subsidiaries and the Agent, substantially in the form of Exhibit J.
            ---------

     Consolidated Net Income means, with respect to the Company and its
     -----------------------
Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any extraordinary gains during such
                              ---------
period.

     Controlled Group means all members of a controlled group of corporations
     ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     Debt of any Person means, without duplication, (a) all indebtedness of such
     ----
Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) net liabilities of such Person under all Hedging Obligations and (g) all Suretyship Liabilities of such Person.

     Disposal - see the definition of "Release".
     --------                          -------

     Documentation Agent means BankBoston, N.A. in its capacity as documentation
     -------------------
agent for the Banks hereunder and any successor thereto in such capacity.

     Dollar and the sign "$" mean lawful money of the United States of America.
     ------               -

     EBITDA means, for any period, Consolidated Net Income for such period plus,
     ------                                                                ----
to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period; provided that for purposes of calculating EBITDA for any period, the
--------
consolidated net income of any Person acquired by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person) shall be included on a pro forma basis for such
                                                    --- -----
period (assuming the consummation of each such acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period) in accordance with Article 11 of Regulation S-X of the SEC.

     EBITR means, for any period, Consolidated Net Income for such period plus
     -----                                                                ----
Rental Expense and, to the extent deducted in determining such Consolidated Net Income, Interest Expense and income tax expense.

     Effective Date - see Section 11.1.
     --------------       ------------

     Environmental Claims means all claims, however asserted, by any
     --------------------
governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     Environmental Laws means all federal, state or local laws, statutes, common
     ------------------
law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental matters.

     Equipment has the meaning assigned to such term in the Security Agreement.
     ---------

     ERISA means the Employee Retirement Income Security Act of 1974.
     -----
References to sections of ERISA also refer to any successor sections.
                          -----

     Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan
     -------------------------------
for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     Eurodollar Loan means any Loan which bears interest at a rate determined by
     ---------------
reference to the Eurodollar Rate (Reserve Adjusted).

     Eurodollar Margin - see Schedule 1.1A.
     -----------------       -------------

     Eurodollar Office means with respect to any Bank the office or offices of
     -----------------
such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder or such other office or offices through which such Bank determines its IBOR Rate. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

     Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar
     ----------------------------------
Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

            Eurodollar Rate     =      IBOR Rate
                                       ---------
          (Reserve Adjusted)           1-Eurocurrency
                                    Reserve Percentage

     Event of Default means any of the events described in Section 12.1.
     ----------------                                      ------------

     Existing Letters of Credit means the letters of credit listed on Schedule
     --------------------------                                       --------
2.1.2.
-----

     Federal Funds Rate means, for any day, the rate set forth in the weekly
     ------------------
statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     Financial Letter of Credit means any Letter of Credit determined by the
     --------------------------
applicable Issuing Bank to be a "financial guaranty-type Standby Letter of Credit" as defined in footnote 13 to Appendix A to the Risk Based Capital Guidelines issued by the Comptroller of the Currency (or in any successor regulation, guideline or ruling by any applicable banking regulatory authority).

     Fiscal Quarter means a fiscal quarter of a Fiscal Year.
     --------------

     Fiscal Year means the fiscal year of the Company and its Subsidiaries,
     -----------
which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1997") refer to the Fiscal Year ending on December 31 of such calendar year.

     Funded Debt means all Debt of the Company and its Subsidiaries, excluding
     -----------
(i) contingent obligations in respect of undrawn letters of credit (other than letters of credit supporting Debt of a Person other than the Company or any Subsidiary), (ii) the first $6,000,000 of Suretyship Liabilities in respect of guarantees of lease obligations described in Section 10.7(h) and any other
                                             ---------------
Suretyship Liabilities except (in the case of such other Suretyship Liabilities) to the extent in respect of Debt of a Person which is not the Company or a Subsidiary, (iii) Hedging Obligations and (iv) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

     Funded Debt to EBITDA Ratio means, as of the last day of any Fiscal
     ---------------------------
Quarter, the ratio of (i) Funded Debt as of the last day of such Fiscal Quarter to (ii) EBITDA for the Computation Period ending on the last day of such Fiscal Quarter.

     GAAP means generally accepted accounting principles set forth from time to
     ----
time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     Group - see Section 2.2.1.
     -----       -------------

     Guarantor means, on any day, each Subsidiary that has executed a
     ---------
counterpart of the Guaranty on or prior to that day

(or is required to execute a counterpart of the Guaranty on that date).

     Guaranty means the guaranty executed by various Subsidiaries of the
     --------
Company, a copy of which is attached hereto as Exhibit C.
                                               ---------

     Hazardous Substances - see Section 9.15.
     --------------------       ------------

     Hedging Obligations means, with respect to any Person, all liabilities of
     -------------------
such Person under interest rate, currency and commodity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     IBOR Rate means, with respect to any Eurodollar Loan for any Interest
     ---------
Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of BofA two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 A.M., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of BofA for such Interest Period.

     Interest Expense means for any period the consolidated interest expense of
     ----------------
the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases and before giving effect to any capitalization of interest but excluding amortization of deferred financing costs).

     Interest Period means, as to any Eurodollar Loan, the period commencing on
     ---------------
the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided
                           -------------    -----                      --------
that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) the Company may not select any Interest Period which would extend beyond the scheduled Termination Date.

     Investment means, relative to any Person, (a) any loan or advance made by
     ----------
such Person to any other Person (excluding any commission, travel or similar advances made to directors, officers and employees of the Company or any of its Subsidiaries), (b) any Suretyship Liability of such Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like relating to prospective acquisitions of businesses.

     Issuing Bank means BofA in its capacity as an issuer of Letters of Credit
     ------------
hereunder and any other Bank which, with the written consent of the Company and the Agent, is the issuer of one or more Letters of Credit hereunder.

     L/C Application means, with respect to any request for the issuance of a
     ---------------
Letter of Credit, a letter of credit application in the form being used by the applicable Issuing Bank at the time of such request for the type of letter of credit requested.

     L/C Commitment means the commitment of the Issuing Bank to issue, and of
     --------------
each Bank to participate in, Letters of Credit pursuant to Section 2.1.2.
                                                           -------------

     Letter of Credit - see Section 2.1.2.
     ----------------       -------------

     Lien means, with respect to any Person, any interest granted by such Person
     ----
in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     Loan Commitment means the commitment of the Banks to make Loans pursuant to
     ---------------
Section 2.1.1.
-------------

     Loan Documents means this Agreement, the Notes, the Guaranty, the L/C
     --------------
Applications and the Collateral Documents.

     Loans means Revolving Loans and Swing Line Loans.
     -----

     Margin Stock means any "margin stock" as defined in Regulation U of the
     ------------
Board of Governors of the Federal Reserve System.

     Material Adverse Effect means (a) a material adverse change in, or a
     -----------------------
material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Loan Document.

     Multiemployer Pension Plan means a multiemployer plan, as such term is
     --------------------------
defined in Section 4001(a)(3) of ERISA, and to which the Company or any member of the Controlled Group may have any liability.

     Net Worth means the Company's consolidated stockholders' equity (including
     ---------
preferred stock accounts).

     Non-Financial Letter of Credit means any Letter of Credit other than a
     ------------------------------
Financial Letter of Credit.

     Note - see Section 3.1.
     ----       -----------

     Notice of Borrowing means a notice substantially in the Form of Exhibit H.
     -------------------                                             ---------

     Notice of Conversion/Continuation means a notice substantially in the form
     ---------------------------------
of Exhibit I.
   ---------

     Operating Lease means any lease of (or other agreement conveying the right
     ---------------
to use) any real or personal property by the Company or any Subsidiary, as lessee, other than any Capital Lease.

     PBGC means the Pension Benefit Guaranty Corporation and any entity
     ----
succeeding to any or all of its functions under ERISA.

     Pension Plan means a "pension plan", as such term is defined in Section
     ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     Percentage means, with respect to any Bank, the percentage specified
     ----------
opposite such Bank's name on Schedule 2.1 hereto, reduced (or increased) by
                             ------------
subsequent assignments pursuant to Section 14.9.1.
                                   --------------

     Person means any natural person, corporation, partnership, trust, limited
     ------
liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     RCRA - see Section 9.15.
     ----       ------------

     Reference Rate means, for any day, the rate of interest in effect for such
     --------------
day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     Release has the meaning specified in CERCLA and the term "Disposal" (or
     -------                                                   --------
"Disposed") has the meaning specified in RCRA; provided that in the event either
---------                                      --------
CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state
               --------  -------
wherein any affected property lies establish a meaning for "Release" or
                                                            -------
"Disposal" which is broader than is specified in either CERCLA or RCRA, such
---------
broader meaning shall apply.

     Rental Expense means for any period the consolidated rental expense of the
     --------------
Company and its Subsidiaries for such period.

     Required Banks means Banks having Percentages aggregating 66-2/3% or more;
     --------------
provided that if and so long as any Bank fails to fund its participation in any
--------
Swing Line Loan when required by Section 2.4.3, such Bank's Percentage shall be
                                 -------------
deemed for purposes of this definition to be reduced by the percentage which the defaulted amount constitutes of such Bank's Percentage, and the Percentage of the Swing Line Bank shall be deemed for purposes of this definition to be increased by such percentage.

     Revolving Loans - see Section 2.1.1.
     ---------------       -------------

     SEC means the Securities and Exchange Commission.
     ---

     Security Agreement means the Security Agreement among the Company, various
     ------------------
Subsidiaries of the Company and the Agent, a copy of which is attached hereto as Exhibit D.
---------

     Senior Funded Debt means all Funded Debt of the Company and its
     ------------------
Subsidiaries other than Subordinated Debt.

     Stated Amount means, with respect to any Letter of Credit at any date of
     -------------
determination, the maximum aggregate amount available for drawing thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

     Subordinated Debt means any unsecured indebtedness of the Company which (x)
     -----------------
is owed to Persons other than officers, employees, directors or Affiliates of the Company, (y) has no amortization prior to December 31, 2001 and (z) has subordination terms, covenants, pricing and other terms applicable to such indebtedness which have been approved in writing by the Required Banks.

     Subsidiary means, with respect to any Person, a corporation of which such
     ----------
Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     Subsidiary Pledge Agreement means each pledge agreement substantially in
     ---------------------------
the form of Exhibit F issued by any Subsidiary, whether pursuant to Section
            ---------                                               -------
11.1.7 or Section 10.14.
------    -------------

     Suretyship Liability means any agreement, undertaking or arrangement by
     --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     Swing Line Bank means BofA in its capacity as swing line lender hereunder,
     ---------------
together with any replacement swing line lender arising under Section 13.9.
                                                              ------------

     Swing Line Loan - see Section 2.4.1.
     ---------------       -------------

     Tangible Assets means at any time all assets of the Company and its
     ---------------
Subsidiaries excluding (i) amounts in excess of $5,000,000 in the aggregate of
             ---------
cash and Cash Equivalent Investments, and (ii) all Intangible Assets. For purposes of the foregoing, "Intangible Assets" means goodwill, patents,
                            -----------------
tradenames, trademarks, copyrights, franchises, experimental expense, organization expense, deferred financing costs and any other assets that are properly classified as intangible assets in accordance with GAAP.

     Termination Date means the earlier to occur of (a) October 31, 2001, or
     ----------------
such later date to which the Termination Date may be extended at the request of the Company and with the consent of each Bank or (b) such other date on which the Commitments shall terminate pursuant to Section 6 or 12.
                                            ---------    --

     Trust Agreements means (i) the Trust Agreement dated as of September 21,
     ----------------
1998 among the Agent, the Company, the Subsidiaries of the Company and Truckers Bookkeeping Service, L.L.C.; and (ii) the Trust Agreement dated as of October 30, 1998 among the Agent, the Company, the Subsidiaries of the Company and Road Ready Registration.

     Type of Loan or Borrowing - see Section 2.2.1.  The types of Loans or
     -------------------------       -------------
borrowings under this Agreement are as follows: Base Rate Loans or borrowings and Eurodollar Loans or borrowings.

     Unmatured Event of Default means any event that, if it continues uncured,
     --------------------------
will, with lapse of time or notice or both, constitute an Event of Default.

     Welfare Plan means a "welfare plan", as such term is defined in Section
     ------------
3(1) of ERISA.

      1.2 Other Interpretive Provisions.  (a)  The meanings of defined terms are
          -----------------------------
equally applicable to the singular and plural forms of the defined terms.

          (b) Section, Schedule and Exhibit references are to this Agreement
              -------  --------     -------
unless otherwise specified.

          (c) (i) The term "including" is not limiting and means "including without limitation."

               (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

          (e) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Banks and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Banks merely because of the Agent's or Banks' involvement in their preparation.

      SECTION 2 COMMITMENTS OF THE BANKS; LETTER OF CREDIT, BORROWING, CONVERSION AND CONTINUATION PROCEDURES; SWING LINE LOANS.

      2.1 Commitments.  On and subject to the terms and conditions of this
          -----------
Agreement, each of the Banks, severally and for itself alone, agrees to make loans to, and to issue or participate in the issuance of letters of credit for the account of, the Company as follows:

      2.1.1  Loan Commitment.  Each Bank will make loans on a revolving basis
             ---------------
("Revolving Loans") from time to time before the Termination Date in such Bank's
-----------------
Percentage of such aggregate amounts as the Company may from time to time request from all Banks; provided that the sum of (x) the aggregate outstanding
                        --------
principal amount of all Loans plus (y) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $80,000,000, as such amount may be changed from time to time pursuant to Section 6.1 (as so changed, the
                                         -----------
"Commitment Amount").
------------------

      2.1.2  L/C Commitment.  (a) The Issuing Banks will issue standby letters
             --------------
of in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the applicable Issuing Bank (each, a "Letter of Credit" and, together with the Existing Letters of Credit, the "Letters of Credit"), at the request of and for the account of the Company or
-------------------
any Subsidiary from time to time before the Termination Date and (b) as more fully set forth in Section 2.3.5, each Bank agrees to purchase a participation
                   --------------
in each such Letter of Credit; provided that the proposed Letter of Credit shall
                               --------
not cause the aggregate Stated Amount of all Letters of Credit at any time to exceed the lesser of (i)$5,000,000 and (ii) the excess, if any, of the Commitment Amount over the sum of the aggregate principal amount of all outstanding Loans plus the aggregate Stated Amount of all Letters of Credit.

      2.2 Revolving Loan Procedures.
          -------------------------

      2.2.1  Various Types of Loans.  Each Revolving Loan shall be either a Base
             ----------------------
Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall
                                        ----
specify in the related notice of borrowing or conversion pursuant to Section
                                                                     -------
2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes
-----    -----
called a "Group" or collectively "Groups".  Base Rate Loans and Eurodollar Loans
          -----                   ------
may be outstanding at the same time, provided that (i) not more than seven
                                     --------
different Groups of Revolving Loans shall be outstanding at any one time and
(ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times be at least $1,000,000 and an integral multiple of $100,000. All borrowings, conversions and repayments of Loans shall be effected so that each Bank will have a pro rata share (according to its Percentage) of all types and Groups of Revolving Loans.

      2.2.2  Borrowing Procedures.  The Company shall give written notice
             --------------------
pursuant to a Notice of Borrowing or telephonic notice (followed immediately by written confirmation thereof pursuant to a Notice of Borrowing) to the Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 10:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 10:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Not later than 1:00 p.m., Chicago time, on the date of a proposed borrowing, each Bank shall provide the Agent at the office specified by the Agent with immediately available funds covering such Bank's Percentage of such borrowing and, so long as the Agent has not received written notice that the conditions precedent set forth in Section
                                                                       -------
11 with respect to such borrowing have not been satisfied (and does not have
--
knowledge of any default in the payment of any principal, interest or fees to be paid to the Agent for the account of the Banks), the Agent shall pay over the requested amount to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $500,000.

      2.2.3  Conversion and Continuation Procedures.  (a) Subject to Section
             --------------------------------------                  -------
2.2.1, the Company may, upon irrevocable written notice to the Agent in
-----
accordance with clause (b) below:
                ----------

               (i) elect, as of any Business Day, to convert any Revolving Loans (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000) into Revolving Loans of the other type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000) for a new Interest Period.

          (b) The Company shall give written notice pursuant to a Notice of Conversion/Continuation or telephonic notice (followed immediately by written confirmation thereof pursuant to a Notice of Conversion/Continuation) to the Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 10:00 A.M., Chicago time, on the proposed date of such conversion; and (ii) in the case of conversion into or continuation of Eurodollar Loans, 10:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

               (i)  the proposed date of conversion or continuation;

               (ii) the aggregate amount of Revolving Loans to be converted or continued;

               (iii) the type of Revolving Loans resulting from the proposed conversion or continuation; and

               (iv) in the case of conversion into, or continuation of, Eurodollar Loans, the duration of the requested Interest Period therefor.

          (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective on the last day of such Interest Period.

          (d) The Agent will promptly notify each Bank of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no
                                                      -------------
timely notice is provided by the Company, of the details of any automatic conversion.

          (e) Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.
                                                       -----------

      2.3 Letter of Credit Procedures.
          ---------------------------

      2.3.1 L/C Applications.  The Company shall give notice to the Agent and
            ----------------
the applicable Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Agent and such Issuing Bank shall agree in any particular instance) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company (together with any Subsidiary for the account of which the related Letter of Credit is to be issued) and in all respects satisfactory to the Agent and the applicable Issuing Bank, together with such other documentation as the Agent or such Issuing Bank may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as the applicable Issuing Bank has not received written notice that the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of
                       ----------
Credit have not been satisfied, such Issuing Bank shall issue such Letter of Credit on the requested issuance date. Each Issuing Bank shall promptly advise the Agent of the issuance of each Letter of Credit by such Issuing Bank and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder.

      2.3.2  Participation in Letters of Credit.  Concurrently with the issuance
             ----------------------------------
of each Letter of Credit (and with respect to each Existing Letter of Credit, on the Effective Date), the applicable Issuing Bank shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable Issuing Bank's "participation" therein. Each Issuing Bank hereby agrees, upon request of the Agent or any Bank, to deliver to such Bank a list of all outstanding Letters of Credit issued by such Issuing Bank, together with such information related thereto as such Bank may reasonably request.

      2.3.3  Reimbursement Obligations.  The Company hereby unconditionally and
             -------------------------
irrevocably agrees to reimburse the applicable Issuing Bank for each payment or disbursement made by such Issuing Bank under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that such Issuing Bank is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in
                            ----
effect plus, beginning on the three Business Day after receipt of notice from
       ----
the Issuing Bank of such payment or disbursement, 2%. The applicable Issuing Bank shall notify the Company and the Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided,
                                                               --------
however, that the failure of such Issuing Bank to so notify the Company shall
-------
not affect the rights of such Issuing Bank or the Banks in any manner whatsoever.

      2.3.4  Limitation on Obligations of Issuing Banks.  In determining whether
             ------------------------------------------
to pay under any Letter of Credit, no Issuing Bank shall have any obligation to the Company or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon such Issuing Bank any liability to the Company or any Bank and shall not reduce or impair the Company's reimbursement obligations set forth in Section 2.3.3 or the
                                                 -------------
obligations of the Banks pursuant to Section 2.3.5.
                                     -------------

      2.3.5  Funding by Banks to Issuing Banks.  If an Issuing Bank makes any
             ---------------------------------
payment or disbursement under any Letter of Credit and the Company has not reimbursed such Issuing Bank in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by such Issuing Bank from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Bank shall be obligated to pay to the Agent for the account of such Issuing Bank, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and
                                                            -------------
upon notice from the applicable

Issuing Bank, the Agent shall promptly notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for the applicable Issuing Bank's account the amount of such other Bank's Percentage of such payment or disbursement. If and to the extent any Bank shall not have made such amount available to the Agent by 2:00 P.M., Chicago time, on the Business Day on which such Bank receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Agent for the applicable Issuing Bank's account forthwith on demand for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Bank's failure to make available to the Agent its Percentage of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Percentage of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Percentage of any such payment or disbursement.

      2.4 Swing Line Loans.
          ----------------

      2.4.1  Swing Line Loans.  Subject to the terms and conditions of this
             ----------------
Agreement, the Swing Line Bank may from time to time, in its discretion, make loans to the Company (collectively the "Swing Line Loans" and individually each
                                        ----------------
a "Swing Line Loan") in accordance with this Section 2.4 in an aggregate amount
   ---------------                           -----------
not at any time exceeding $5,000,000; provided that the aggregate outstanding
                                      --------
principal amount of all Loans plus the aggregate Stated Amount of all Letters of Credit shall not at any time exceed the Commitment Amount. Amounts borrowed under this Section 2.4 may be borrowed, repaid and (subject to the agreement of
           -----------
the Swing Line Bank) reborrowed until the Termination Date.

      2.4.2  Swing Line Loan Procedures.  The Company shall give written or
             --------------------------
telephonic notice to the Agent (which shall promptly inform the Swing Line Bank) of each proposed Swing Line Loan not later than 12:00 noon, Chicago time, on the proposed date of such Swing Line Loan. Each such notice shall be effective upon receipt by the Agent and shall specify the date and amount of such Swing Line Loan, which shall be not less than $100,000 or a higher integral multiple thereof. So long as the Swing Line Bank has not received written notice that the conditions precedent set forth in
Section 11 with respect to the making of such Swing Line Loan have not been
----------
satisfied, the Swing Line Bank may make the requested Swing Line Loan. If the Swing Line Bank agrees to make the requested Swing Line Loan, the Swing Line Bank shall pay over the requested amount to the Company on the requested borrowing date. Concurrently with the making of any Swing Line Loan, the Swing Line Bank shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed to have purchased and received from the Swing Line Bank, an undivided interest and participation to the extent of such other Bank's Percentage in such Swing Line Loan (but such participation shall remain unfunded until required to be funded pursuant to Section 2.4.3).
                                                 -------------

      2.4.3 Refunding of, or Funding of Participations in, Swing Line Loans. The
            ---------------------------------------------------------------
Swing Line Bank may at any time, in its sole discretion, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Bank to act on its behalf) deliver a notice to the Agent requesting that each Bank (including the Swing Line Bank in its individual capacity) make a Revolving Loan (which shall be a Base Rate Loan) in such Bank's Percentage of the aggregate amount of Swing Line Loans outstanding on such date for the purpose of repaying all Swing Line Loans (and, upon receipt of the proceeds of such Revolving Loans, the Agent shall apply such proceeds to repay Swing Line Loans); provided that if the
                                                      --------
conditions precedent to a borrowing of Revolving Loans are not then satisfied or for any other reason the Banks may not then make Revolving Loans, then instead of making Revolving Loans each Bank (other than the Swing Line Bank) shall become immediately obligated to fund its participation in all outstanding Swing Line Loans and shall pay to the Agent for the account of the Swing Line Bank an amount equal to such Bank's Percentage of such Swing Line Loans. If and to the extent any Bank shall not have made such amount available to the Agent by 2:00 P.M., Chicago time, on the Business Day on which such Bank receives notice from the Agent of its obligation to fund its participation in Swing Line Loans (it being understood that any such notice received after 12:00 noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Agent for the Swing Line Bank's account forthwith on demand for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Bank's failure to make available to the Agent its Percentage of the amount of all outstanding Swing

Line Loans shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Percentage of such amount, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Percentage of any such amount.

      2.4.4  Repayment of Participations.  Upon (and only upon) receipt by the
             ---------------------------
Agent for the account of the Swing Line Bank of immediately available funds from or on behalf of the Company (a) in reimbursement of any Swing Line Loan with respect to which a Bank has paid the Agent for the account of the Swing Line Bank the amount of such Bank's participation therein or (b) in payment of any interest on a Swing Line Loan, the Agent will pay to such Bank its pro rata share (according to its Percentage) thereof (and the Swing Line Bank shall receive the amount otherwise payable to any Bank which did not so pay the Agent the amount of such Bank's participation in such Swing Line Loan).

      2.4.5  Participation Obligations Unconditional. (a) Each Bank's obligation
             ---------------------------------------
to make available to the Agent for the account of the Swing Line Bank the amount of its participation interest in all Swing Line Loans as provided in Section
                                                                     -------
2.4.3 shall be absolute and unconditional and shall not be affected by any
-----
circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Bank or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary, (iv) any termination of the Commitments or (v) any other circumstance, happening or event whatsoever.

          (b) Notwithstanding the provisions of clause (a) above, no Bank shall
                                                ----------
be required to purchase a participation interest in any Swing Line Loan if, prior to the making by the Swing Line Bank of such Swing Line Loan, the Swing Line Bank received written notice specifying that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan.

      2.5  Commitments Several.  The failure of any Bank to make a requested
           -------------------
Loan on any date shall not relieve any other Bank of its obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

      2.6  Certain Conditions.  Notwithstanding any other provision of this
           ------------------
Agreement, no Bank shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any Eurodollar Loan, and no Issuing Bank shall have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

      SECTION 3  NOTES EVIDENCING LOANS.

      3.1  Notes.  The Loans of each Bank shall be evidenced by a promissory
           -----
note (each a "Note") substantially in the form set forth in Exhibit A, with
              ----                                          ---------
appropriate insertions, payable to the order of such Bank in an amount equal to such Bank's Percentage of the Loan Commitment or, (x) if less, in the aggregate unpaid principal amount of such Bank's Loans, or (y) in the case of the Swing Line Bank, an amount equal to the maximum principal amount of all Revolving Loans and Swing Line Loans which the Swing Line Bank may at any time have outstanding hereunder.

      3.2  Recordkeeping.  Each Bank shall record in its records, or at its
           -------------
option on the schedule attached to its Note, the date and amount of each Loan made by such Bank, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

      SECTION 4  INTEREST.

      4.1  Interest Rates.  The Company promises to pay interest on the unpaid
           --------------
principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

          (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect;

          (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect; and

          (c) at all times while such Loan is a Swing Line Loan, at a rate per annum separately agreed to by the Company and the Swing Line Bank from time to time (provided that if at any time the Banks are obligated to fund participations in Swing Line Loans pursuant to Section 2.4.3, all of such
                                                    -------------
     Swing Line Loans shall bear interest, from the date the obligation to fund such participations first arises to the date such Swing Line Loans are paid in full, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect);

provided, however, that at any time an Event of Default exists, the interest
--------  -------
rate applicable to each Loan shall be increased by 2% (200 basis points per annum).

      4.2  Interest Payment Dates.  Accrued interest on each Base Rate Loan and
           ----------------------
Swing Line Loan shall be payable in arrears on the last Business Day of each calendar month and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

      4.3  Setting and Notice of IBOR Rates.  The applicable IBOR Rate for each
           --------------------------------
Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Bank. Each determination of the applicable IBOR Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Agent in determining any applicable IBOR Rate hereunder.

      4.4  Computation of Interest.  All determinations of interest for Base
           -----------------------
Rate Loans and Swing Line Loans when the Base Rate is determined by the Reference Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. All other computations of interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan (and each Swing Line Loan, if applicable) shall change simultaneously with each change in the Base Rate.

      SECTION 5  FEES.

      5.1 Non-Use Fee.  The Company agrees to pay to the Agent for the account
          -----------
of each Bank a non-use fee, for the period from the Effective Date to the Termination Date, at the rate per annum in effect from time to time pursuant to
Schedule 1.1A of the daily average of the unused amount of such Bank's
-------------
Percentage of the Commitment Amount. For purposes of calculating usage under this Section, the Commitment Amount shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans plus the undrawn amount of all Letters of Credit. Such non-use fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have theretofore been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

      5.2 Letter of Credit Fees.  (a)  The Company agrees to pay to the Agent
          ---------------------
for the account of the Banks pro rata according to their respective Percentages a letter of credit fee for each Letter of Credit in an amount equal to the rate per annum in effect from time to time pursuant to Schedule 1.1A of the undrawn
                                                  -------------
amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that the rate applicable to each
                                     --------
Letter of Credit shall be increased by 2% (200 basis points per annum)at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date for the period from the date of the issuance of each Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

     (b) In addition, with respect to each Letter of Credit, the Company agrees to pay to the applicable Issuing Bank, for its own account, (i) such fees and expenses as such Issuing Bank customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fee in the amount separately agreed to by the Company and such Issuing Bank.

      5.3 Arrangement and Agent's Fees.  The Company agrees to pay to the
          ----------------------------
Arranger and the Agent such arrangement and agent's fees as are mutually agreed to from time to time by the Company and the Agent.

      5.4 Closing Fees.  On the Effective Date, the Company shall pay to the
          ------------
Agent for the account of each Bank a closing fee in the amount previously agreed with such Bank.

      SECTION 6 INCREASE, REDUCTION AND TERMINATION OF THE COMMITMENTS; PREPAYMENTS.

     6.1  Changes in Commitment Amount.
          ----------------------------


     6.1.1   Reduction or Termination of the Commitments.  The Company may from
             -------------------------------------------
time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce the Commitment Amount to an amount not less than the sum of the aggregate unpaid principal amount of the Loans and the aggregate Stated Amount of all Letters of Credit. Any such reduction shall be in an amount not less than $5,000,000 or a higher integral multiple of $1,000,000. The Company may at any time on like notice terminate the Commitments upon payment in full of all Loans and all other obligations of the Company hereunder and cash collateralization in full, pursuant to documentation in form and substance reasonably satisfactory to the Banks, of all obligations arising with respect to the Letters of Credit. All reductions of the Commitment Amount shall reduce the Commitments pro rata among the Banks according to their respective Percentages.

     6.1.2   Optional Increase in Commitment Amount.  The Company may, from time
             --------------------------------------
to time prior to February 28, 1999, by means of a letter to the Agent substantially in the form of Exhibit K, request that the Commitment Amount be
                             ---------
increased by (a) increasing the Commitment of one or more Banks which have agreed to such increase and/or (b) adding one or more commercial banks or other Persons as a party hereto with a Commitment in an amount agreed to by any such commercial bank or other Person; provided that (i) no commercial bank or other Person shall be added as a party hereto without the written consent of the Agent (which shall not be unreasonably withheld) and (ii) in no event shall the Commitment Amount exceed $100,000,000 without the written consent of all Banks. Any increase in the Commitment Amount pursuant to this Section 6.1.2 shall be
                                                       -------------
effective three Business Days after the date on which the Agent has received and accepted the applicable increase letter in the form of Annex 1 to Exhibit K (in
                                                                  ---------
the case of an increase in the Commitment of an existing Bank) or assumption letter in the form of Annex 2 to Exhibit K
                                 ---------

(in the case of the addition of a commercial bank or other Person as a new
Bank). The Agent shall promptly notify the Company and the Banks of any increase in the amount of the Commitment Amount pursuant to this Section 6.1.2 and of the
                                                        -------------
Commitment and Percentage of each Bank after giving effect thereto. The Company acknowledges that, in order to maintain Loans in accordance with each Bank's Percentage, a reallocation of the Commitments as a result of a non-pro-rata increase in the Commitment Amount may require prepayment of all or portions of certain Loans on the date of such increase (and any such prepayment shall be subject to the provisions of Section 8.4). The Agent shall promptly notify all
                             -----------
Banks of any increase in the Commitment Amount pursuant to this Section 6.1.2.
                                                                -------------
      6.2 Voluntary Prepayments.  The Company may from time to time prepay the
          ---------------------
Loans in whole or in part, provided that (a) the Company shall give the Agent
                           --------
(which shall promptly advise each Bank) notice thereof not later than 10:00 A.M. (Chicago time) on the day of such prepayment (which shall be a Business Day) specifying the Loans to be prepaid and the date and amount of prepayment,(b) each partial prepayment shall be in a principal amount of at least $500,000 and an integral multiple of $100,000, or such lesser amount as may be necessary to prepay in full all Loans outstanding, (c) any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to
Section 8.4, and (d) if any prepayment shall result in the aggregate principal
-----------
amount of a Group of Eurodollar Loans being less than $1,000,000, such Eurodollar Loans shall be automatically converted into Base Rate Loans.

      SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

      7.1 Making of Payments.  All payments of principal of or interest on the
          ------------------
Notes, and of all non-use fees and Letter of Credit fees, shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Bank or other holder of a Note its share of all such payments received in collected funds by the Agent for the account of such Bank or holder.

     All payments under Section 8.1 shall be made by the Company directly to the
                        -----------
Bank entitled thereto.

      7.2 Application of Certain Payments.  Each payment of principal shall be
          -------------------------------
applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

      7.3 Due Date Extension.  If any payment of principal or interest with
          ------------------
respect to any of the Notes, or of non-use fees or Letter of Credit fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

      7.4 Setoff.  The Company agrees that the Agent and each Bank have all
          ------
rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Agent and each Bank may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Bank.

      7.5 Proration of Payments.  If any Bank shall obtain any payment or other
          ---------------------
recovery (whether voluntary, involuntary, by application of offset or otherwise but excluding any payment made to give effect to a non-pro-rata increase in the Commitment Amount as described in Section 6.1.2 or any payment to the Swing Line
                                  -------------
Bank in respect of a Swing Line Loan) on account of principal of or interest on any Note (or on account of its participation in any Letter of Credit or Swing Line Loan) in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on Notes (or such participation) then held by them, such Bank shall purchase from the other Banks such participation in the Notes (or sub-participation in Letters of Credit or Swing Line Loans) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them;

provided, however, that if all or any portion of the excess payment or other
--------  -------
recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

      7.6 Taxes.  All payments of principal of, and interest on, the Loans and
          -----
all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any
                             -----
payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (c) pay to the Agent for the account of the Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank hereunder, the Agent or such Bank may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Company shall indemnify the Banks for any incremental Taxes, interest or penalties that may become payable by any Bank as a result of any such failure. For purposes of this Section 7.6, a distribution hereunder by the Agent or any Bank to or for
     -----------
the account of any Bank shall be deemed a payment by the Company.

     Upon the request from time to time of the Company or the Agent, each Bank that is organized under the laws of a jurisdiction other than the United States of America shall execute and deliver to the Company and the Agent one or more (as the Company or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Bank is exempt from withholding or deduction of Taxes.

     The obligations of the Company under this Section 7.6 are subject to the
                                               -----------
limitation set out in Section 14.9.1.
                      --------------

      SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

      8.1 Increased Costs.  (a)  If, after the date hereof, the adoption of any
          ---------------
applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

          (A) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located); or

          (B) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against
                 ---------
     assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

          (C) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the Board of Governors of the Federal Reserve System, to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect to any Eurodollar Loan, then within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Bank such additional amount as will compensate such Bank for such increased cost or such reduction.

     (b) If any Bank shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder (including such Bank's obligations under the Loan Commitment or the L/C Commitment) or under any Letter of Credit to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

      8.2  Basis for Determining Interest Rate Inadequate or Unfair.  If with
           --------------------------------------------------------
respect to any Interest Period:

          (a) deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination, if made in good faith, shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable IBOR Rate; or

          (b) Banks having an aggregate Percentage of 40% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding such Loans for such Interest Period (taking into account any amount to which such Banks may be entitled under Section 8.1)
                                                                  -----------
     or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans;

then the Agent shall promptly notify the other parties thereof and, so long as
----
such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

      8.3  Changes in Law Rendering Eurodollar Loans Unlawful.  In the event
           --------------------------------------------------
that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to such Bank's pro rata share of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

      8.4  Funding Losses.  The Company hereby agrees that upon demand by any
           --------------
Bank (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Agent), the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure
                                                -----------
of the Company to borrow or convert any Loan on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

      8.5  Right of Banks to Fund through Other Offices.  Each Bank may, if it
           --------------------------------------------
so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan, provided that in such event
                                                    --------
for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

      8.6  Discretion of Banks as to Manner of Funding. Notwithstanding any
           -------------------------------------------
provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the IBOR Rate for such Interest Period.

      8.7  Mitigation of Circumstances; Replacement of Affected Bank.  (a)  Each
           ---------------------------------------------------------
Bank shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence
                                      -----------    ---
of any circumstances of the nature described in Section 8.2 or 8.3 (and, if any
                                                -----------    ---
Bank has given notice of any such event described in clause (i) or (ii) above
                                                     ----------    ----
and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the
                                                   ----------    ----
preceding sentence and such designation will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

     (b) At any time any Bank is an Affected Bank, the Company may replace such Affected Bank as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent (and upon notice from the Company such Affected Bank shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitment, its Loans, its Note, its participation in Letters of Credit, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees, any amounts payable under Section 8.4 as a result of such Bank receiving payment of
                      -----------
any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Bank hereunder).

      8.8  Conclusiveness of Statements; Survival of Provisions. Determinations
           ----------------------------------------------------
and statements of any Bank pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be
                                       -----------  ---  ---    ---
conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and
                                                      ------------     ---
the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement.

      SECTION 9  WARRANTIES.

     To induce the Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans and issue or purchase participations in Letters of Credit hereunder, the Company warrants to the Agent and the Banks that:

      9.1  Organization, etc.  The Company is a corporation duly organized,
           ------------------
validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; and the Company and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it.

      9.2  Authorization; No Conflict.  The execution and delivery by the
           --------------------------
Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Guarantor of each Loan Document to which it is a party and the performance by each of the Company and each Guarantor of its obligations under each Loan Document to which it is a party are within the corporate powers of the Company and each Guarantor, have been duly authorized by all necessary corporate action on the part of the Company and each Guarantor (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Company or any Guarantor, (b) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of the Company or any Guarantor or of any agreement, indenture, instrument or other document which is binding on the Company, any Guarantor or any other Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company, any Guarantor or any other Subsidiary (other than Liens arising under the Loan Documents).

      9.3  Validity and Binding Nature.  Each of this Agreement and each other
           ---------------------------
Loan Document to which the Company is a party is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and each Loan Document to which any Guarantor is a party is, or upon the execution and delivery thereof by such Guarantor will be, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

      9.4  Financial Condition.  The financial statements of the Company and its
           -------------------
Subsidiaries incorporated in the Form S-1 Registration Statement filed on October 9, 1998, copies of which have been furnished to each Bank:

               (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the unaudited financial statements, to the absence of footnotes and to customary year-end audit adjustments); and

               (ii fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby.

      9.5  No Material Adverse Change.  As of the Effective Date, there has been
           --------------------------
no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company or any Subsidiary since the date of the applicable financial statements referred to in Section 9.4 and since
                                                           -----------
the Effective Date there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

      9.6  Litigation and Contingent Liabilities.  No litigation (including
           -------------------------------------
derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6.
                                                                   ------------
Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not listed in such Schedule 9.6.
     ------------

      9.7 Ownership of Properties; Liens.  Each of the Company and each
          ------------------------------
Subsidiary owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.
                      ------------

      9.8 Subsidiaries.  As of the Effective Date, the Company has no
          ------------
Subsidiaries except those listed in Schedule 9.8.
                                    ------------

      9.9 Pension and Welfare Plans.  (a)  During the twelve-consecutive-month
          -------------------------
period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, (i) no steps have been taken to terminate any Pension Plan and

(ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty. The Company has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

     (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

      9.10  Investment Company Act. Neither the Company nor any Subsidiary is an
            ----------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

      9.11  Public Utility Holding Company Act.  Neither the Company nor any
            ----------------------------------
Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

      9.12  Regulation U.  The Company is not engaged principally, or as one of
            ------------
its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      9.13  Taxes.  Each of the Company and each Subsidiary has filed all tax
            -----
returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      9.14  Solvency, etc.  On the Effective Date (or, in the case of any Person
            --------------
which becomes a Guarantor after the Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

      9.15  Environmental Matters.
            ---------------------

          (a) No Violations.  Except as set forth on Schedule 9.15, neither the
              -------------                          -------- ----
Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response,
                   ----
Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and
                                         ------
Reauthorization Act of 1986 or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $500,000 or more by the Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

          (b) Notices.  Except as set forth on Schedule 9.15, neither the
              -------                          -------------
Company nor any Subsidiary has received notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. (S)6903(5), any hazardous substance as defined by 42 U.S.C.
(S)9601(14), any pollutant or contaminant as defined by 42 U.S.C.

(S)9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law, excluding household hazardous waste (all of the foregoing, "Hazardous Substances"), which any one of them has
                             ----------------------
generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim.

          (c) Handling of Hazardous Substances.  Except as set forth on Schedule
              --------------------------------                          --------
9.15, (i) no portion of any real property or other assets owned, leased or
----
operated by the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property owned, leased or operated by the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets owned, leased or operated by the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such real property or assets; (iv) to the Company's actual knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any real property or other assets owned, leased or operated by the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, any real property or other assets owned, leased or operated by the Company or any Subsidiary; and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in compliance with such permits and applicable Environmental Laws.

          (d) Investigations.  Except as set forth on Schedule 9.15, the Company
              --------------                          -------------
and its Subsidiaries have taken all reasonable steps to investigate the past and present condition and usage of any real property owned, leased or operated by the Company and its Subsidiaries and the operations conducted by the Company and its Subsidiaries with regard to environmental matters.

      9.16  Year 2000 Problem.  The Company and its Subsidiaries have reviewed
            -----------------
the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Company reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

      9.17 Copyrights, Patents, Trademarks and Licenses, etc.  The Company and
           -------------------------------------------------
its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      9.18 Transactions with Affiliates.  Neither the Company nor any Subsidiary
           ----------------------------
has entered into or participated in any agreements or transactions of any kind with any Affiliates of the Company except agreements or transactions entered into in the ordinary course of business on an arms-length basis.

      9.19 Information.  All information heretofore or contemporaneously
           -----------
herewith furnished in writing by the Company or any Subsidiary to any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Banks that (a) any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results and (b) any information provided by the Company or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Company or any Subsidiary shall, for all periods prior to the date of such acquisition, be limited to the knowledge of the Company or the acquiring Subsidiary after reasonable inquiry).

      SECTION 10  COVENANTS.

     Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

      10.1  Reports, Certificates and Other Information.  Furnish to the Agent
            -------------------------------------------
and each Bank:

      10.1.1  Audit Report.  Promptly when available and in any event within 90
              ------------
days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified without qualification by independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 10.6, 10.7 or 10.9 of this
                                        ------------  ----    ----
Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail (it being understood that any such audit is not directed primarily toward obtaining knowledge of such non-compliance); and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of earnings for the Company and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer, the Vice President, Finance, Controller or Treasurer of the Company.

      10.1.2  Quarterly Reports. Promptly when available and in any event within
              -----------------
45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and a consolidated statement of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by the Chief Financial Officer, the Vice President, Finance, Controller or Treasurer of the Company.

      10.1.3  Monthly Reports.  Promptly when available and in any event within
              ---------------
45 days after the end of each of the first two months of each Fiscal Quarter, balance sheets of the Company and its Subsidiaries as of the end of such month, together with statements of earnings for such month and for the period beginning with the first day of the Fiscal Year and ending on the last day of such month, certified by the Chief Financial Officer, the Vice President, Finance, Controller or Treasurer of the Company.

      10.1.4  Compliance Certificates.  Contemporaneously with the furnishing
              -----------------------
of a copy of each annual audit report pursuant to Section 10.1.1 and of each
                                                  --------------
set of quarterly statements pursuant to Section 10.1.2, a duly completed
                                        --------------
compliance certificate in the form of Exhibit B, with appropriate insertions,
                                      ---------
dated the date of such annual report or such quarterly statements and signed by the Chief Financial Officer, the Vice President, Finance, Controller or Treasurer of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 10.6 and to the effect that such
                                     ------------
officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

      10.1.5  Reports to SEC and to Shareholders.  Promptly upon the filing or
              ----------------------------------
sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the

SEC (excluding exhibits thereto, provided that the Company shall promptly deliver any such exhibit to the Agent or any Bank upon request therefor); copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally concerning material developments in the business of the Company or any Subsidiary.

      10.1.6  Notice of Default, Litigation and ERISA Matters. Promptly upon
              -----------------------------------------------
becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

          (a) the occurrence of an Event of Default or an Unmatured Event of Default;

          (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

          (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

          (d) any cancellation or material change in any insurance maintained by the Company or any Subsidiary;

          (e) any event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect; or

          (f) any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Banks' rights with respect to the Collateral, are subject.

      10.1.7  Subsidiaries.  Promptly upon any change in the list of its
              ------------
Subsidiaries, a written report of such change.

      10.1.8  Management Reports.  Promptly upon the request of the Agent or any
              ------------------
Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

      10.1.9  Projections.  As soon as practicable and in any event within 60
           -----------
days after the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Company to the Banks prior to the Effective Date or otherwise in a manner reasonably satisfactory to the Agent.

      10.1.10  Contracts.  As soon as practicable after becoming aware of the
               ---------
event and in any event within 30 days of such event, written notice of any termination by a customer of a material contract with a Subsidiary (with materiality being measured at the Subsidiary level).

      10.1.11  Fleet Audit Reports. From time to time as requested by the Agent,
               -------------------
a written report by appraisers acceptable to the Agent of an audit and appraisal of the Equipment of the Company and its Subsidiaries.

      10.1.12  Other Information.  From time to time such other information
               -----------------
concerning the Company and its Subsidiaries as any Bank or the Agent may reasonably request.

      10.2  Books, Records and Inspections.  Keep, and cause each Subsidiary to
            ------------------------------
keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Bank or the Agent or any representative thereof to inspect the properties and operations of the Company and of such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Bank or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof, provided that so long as no Event of Default exists, a representative of the Company shall be present at any such discussions), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records.

      10.3  Insurance.  Maintain, and cause each Subsidiary to maintain, with
            ---------
responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated and that is acceptable to the Agent; and, on each anniversary of the Effective Date and from time to time upon request of the Agent or any Bank, furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.

      10.4  Compliance with Laws; Payment of Taxes and Liabilities.  (a) Comply,
            ------------------------------------------------------
and cause each Subsidiary to comply, in all material respects with all applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses and permits; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided, however, that the foregoing
                                      --------  -------
shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

      10.5  Maintenance of Existence, etc.  Maintain and preserve, and (subject
            ------------------------------
to Section 10.11) cause each Subsidiary to maintain and preserve, (a) its
   -------------
existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

      10.6  Financial Covenants.
            -------------------

      10.6.1  Minimum Consolidated Net Income.  Not permit its Consolidated Net
              -------------------------------
Income as of the last day of any Fiscal Quarter to be less than zero.

      10.6.2 Funded Debt to Funded Debt plus Net Worth Ratio. Not permit the
             -----------------------------------------------
ratio of (a) Funded Debt to (b) the sum of Funded Debt plus Net Worth as of the last day of any Fiscal Quarter to exceed 0.50 to 1.0.

      10.6.3  Funded Debt to EBITDA Ratio.  Not permit the Funded Debt to EBITDA
              ---------------------------
Ratio as of the last day of any Fiscal Quarter to exceed the applicable ratio set forth below:

              Fiscal                     Funded Debt to
          Quarter Ending                   EBITDA Ratio
          --------------                  --------------

     12/31/98 through 6/30/99                2.75 to 1.0
     9/30/99 and thereafter                  2.50 to 1.0.

      10.6.4  Capital Expenditures. The Company will not permit the aggregate
              --------------------
amount of all Capital Expenditures made by the Company and its Subsidiaries to exceed $9,000,000 in Fiscal Year 1998 or $10,000,000 in any subsequent Fiscal Year.

      10.6.5  EBITR to Interest Expense plus Rental Expense Ratio. Not permit
              ---------------------------------------------------
the ratio of EBITR to Interest Expense plus Rental Expense to be less than 2.0 to 1.0 as of the last day of any Fiscal Quarter.

      10.6.6  Senior Funded Debt to Tangible Assets Ratio. Not permit the ratio
              -------------------------------------------
of Senior Funded Debt to Tangible Assets to exceed at any time the applicable ratio set forth below:

                                            Senior Funded Debt to
             Period                         Tangible Assets Ratio
-------------------------------------       ---------------------
     Effective Date through 6/29/99              1.50 to 1.0
     6/30/99 through 12/30/99                    1.40 to 1.0
     12/31/99 and thereafter                     1.25 to 1.0

      10.7  Limitations on Debt.  Not, and not permit any Subsidiary to, create,
            -------------------
incur, assume or suffer to exist any Debt, except:

     (a) obligations in respect of the Loans, the L/C Applications and the Letters of Credit;

     (b) unsecured Debt of the Company or any Subsidiary which represents all or part of the purchase price payable in connection with a transaction permitted by Section 10.10(c); provided that the aggregate principal amount
                  ----------------  --------
     of all such unsecured Debt shall not at any time exceed $2,500,000;

     (c) Debt secured by Liens permitted by subsection 10.8(c) or (d), and
                                            ------------------    ---
     refinancings of any such Debt so long as the terms applicable to such refinanced Debt are no less favorable to the Company or the applicable Subsidiary than the terms in effect immediately prior to such refinancing, provided that the aggregate amount of all such Debt at any time outstanding
     --------
     shall not exceed (i) $4,500,000 in the case of all Debt described in subsections 10.8(c) and clauses (i), (ii) and (iii) of subsection 10.8(d)
     -------------------     -----------------     -----    ------------------
     and (ii) $10,000,000 in the case of all Debt described in clause (iv) of
         ----                                                  -----------
     subsection 10.8(d);
     ------------------

     (d) Debt of Subsidiaries owed to the Company;

     (e) unsecured Debt of the Company to Subsidiaries;

     (f) Subordinated Debt;

     (g) other Debt outstanding on the date hereof and listed in Schedule 10.7;
                                                                 -------------
     and

     (h) guarantees of lease obligations of independent carriers in connection with leases of equipment by such carriers, provided that (c) each
                                                --------
     independent carrier agrees to subcontract the applicable equipment to the Company or a Subsidiary for the balance of the applicable lease term and
     (y) the aggregate principal amount so guaranteed by the Company and its Subsidiaries (without duplication) shall not at any time exceed $10,000,000).

      10.8  Liens.  Not, and not permit any Subsidiary to, create or permit to
            -----
exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

     (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

     (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

     (c) Liens identified in Schedule 10.8;
                             -------------

     (d) subject to the limitations set forth in subsection 10.7(c), (i) Liens
                                                 ------------------
     arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof (or the acquisition of the owner of such property) by the Company or any Subsidiary (and not created in contemplation of such acquisition), (iii) Liens that constitute purchase money security interests on any tangible property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided
                                                                       --------
     that any such Lien attaches to such property within 60 days of the acquisition thereof and such Lien attaches solely to the property so acquired, and (iv) Liens on vehicles existing at the time the Company or a Subsidiary acquires such vehicles, or acquires the owner of such vehicles, pursuant to an acquisition described in clause (c) of Section 10.10,
                                             ----------    -------------
     provided that, except to the extent such Liens are permitted by clause (i),
                                                                     -----------
     (ii) or (iii) of this subsection (d), each such Lien shall be released not
     ----    -----         --------------
     later than 90 days after such acquisition;

     (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $250,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; and

     (g) Liens in favor of the Agent arising under the Loan Documents.

     10.9  Restricted Payments.  Not, and not permit any Subsidiary to, (a)
           -------------------
declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, units, options or other rights in respect of such stock, (c) make any other distribution to shareholders, (d) prepay, purchase, defease or redeem any Subordinated Debt or (e) set aside funds for any of the foregoing; provided that
                                                                   --------
any Subsidiary may declare and pay dividends to the Company or to any other wholly-owned Subsidiary.

     10.10  Mergers, Consolidations, Sales.  Not, and not permit any Subsidiary
            ------------------------------
to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary; (b) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary; (c) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any other Person where (1) such assets (in the case of an asset purchase) are for use, or such Person (in the case of a stock purchase) is engaged, solely in providing towing services and/or vehicle transport; (2) immediately before or after giving effect to such purchase or acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; (3) either (i) (x) the aggregate consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such purchase or other acquisition (or any series of related acquisitions) is not greater than $5,000,000 and (y) the aggregate consideration to be paid in cash by the Company and its Subsidiaries in connection with such purchase or acquisition (or any series of related acquisitions) is not greater than

$2,500,000, (ii) immediately after giving effect to such purchase or acquisition, the Funded Debt to EBITDA Ratio is less than 1.0 to 1.0 or (iii) the Required Lenders have consented to such purchase or acquisition; (4) the Company is in pro forma compliance with all the financial ratios and
              --- -----
restrictions set forth in Section 10.6; and (5) such Person (or its board of
                          ------------
directors or similar body) has approved such acquisition or other purchase; and
(d) sales and dispositions of assets (including the stock of Subsidiaries) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 5% of the aggregate net book value of all assets of the Company and its Subsidiaries.

      10.11  Modification of Organizational Documents.  Not permit the
             ----------------------------------------
Certificate of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Banks.

      10.12  Use of Proceeds.  Use the proceeds of the Loans solely to finance
             ---------------
the Company's working capital, for acquisitions permitted by Section 10.10, for
                                                             -------------
Capital Expenditures and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

      10.13  Further Assurances.  Take, and cause each Subsidiary to take, such
             ------------------
actions as are necessary, or as the Agent or the Required Banks may reasonably request, from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all of the assets of the Company and guaranteed by all of the Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Guaranty and
(ii) the obligations of each Guarantor under the Guaranty are secured by substantially all of the assets of such Guarantor.

      10.14  Transactions with Affiliates.  Not, and not permit any Subsidiary
             ----------------------------
to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

      10.15  Employee Benefit Plans.  Maintain, and cause each Subsidiary to
             ----------------------
maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

      10.16  Environmental Matters. (a) If any material Release or Disposal of
             ---------------------
Hazardous Substances shall occur or shall have occurred on any real property or any other assets owned, leased or operated by the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply in all material respects with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply in a reasonable and cost-effective manner with any valid Federal or state judicial or administrative order requiring the performance at any real property owned, leased or operated) of the Company or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance except for the period of time that the Company or such Subsidiary is diligently and in good faith contesting such order.

          (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating, to the best of the Company's or such Subsidiary's knowledge after reasonable inquiry, in compliance with Environmental Laws.

      10.17  Unconditional Purchase Obligations.  Not, and not permit any
             ----------------------------------
Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the foregoing shall not prohibit the Company or any Subsidiary from entering into options for the purchase of particular assets or businesses.

      10.18  Inconsistent Agreements.  Not, and not permit any Subsidiary to,
             -----------------------
enter into any agreement containing any provision which (a) would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any

Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) would prohibit the Company or any Subsidiary from granting to the Agent, for the benefit of the Banks, a Lien on any of its assets.

      10.19  Business Activities.  Not, and not permit any Subsidiary to, engage
             -------------------
in any line of business other than the towing service and vehicle transport businesses and businesses which are reasonably related thereto.

      10.20  Advances and Other Investments.  Not, and not permit any Subsidiary
             ------------------------------
to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

     (a) equity Investments existing on the Effective Date in wholly-owned Subsidiaries identified in Schedule 9.8;
                                ------------

     (b) equity Investments in Subsidiaries acquired after the Effective Date in transactions permitted as acquisitions of stock or assets pursuant to
     Section 10.10;
     -------------

     (c) in the ordinary course of business, contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

     (d) in the ordinary course of business, Investments by the Company in any Subsidiary or by any of the Subsidiaries in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by
     Section 10.7;
     ------------

     (e)  Suretyship Liabilities permitted by Section 10.7;
                                              ------------

     (f) good faith deposits made in connection with prospective acquisitions of stock or assets permitted by Section 10.10;
                                     -------------

     (g) loans to officers and employees not exceeding (i) $100,000 in the aggregate to any single individual or (ii) $250,000 in the aggregate for all such individuals;

     (h) Cash Equivalent Investments; and

     (i) bank deposits in the ordinary course of business; provided that the
                                                           --------
     aggregate amount of all such deposits (excluding amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties) which are maintained with any bank other than the Agent shall not at any time exceed (x) in the case of such deposits with any single bank, $100,000 for three consecutive Business Days and (y) in the case of all such deposits, $2,500,000 for three consecutive Business Days;

provided, however, that no Investment otherwise permitted by clause (b), (c),
--------  -------                                            ----------  ---
(d), (e), (f) or (g) shall be permitted to be made if, immediately before or
---  ---  ---    ---
after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

      10.21  Maintenance of Property.  The Company shall, and shall cause each
             -----------------------
Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

      10.22  Performance of Obligations.  The Company shall, and shall cause
             --------------------------
each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

     (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and

     (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; unless, in each case, the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

      10.23  Leases.  Enter into, and cause each Subsidiary to enter into,
             ------
leases acceptable to the Agent with respect to any real property used by the Company or any Subsidiary in the conduct of its business.

      10.24  Assignability of Contracts.  The Company shall, and shall cause
             --------------------------
each Subsidiary to, ensure that any contracts acquired as a result of an acquisition permitted by Section 10.10 shall be properly assigned to the Company
                         -------------
or such Subsidiary.

      SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

     The obligation of each Bank to make its Loans and of any Issuing Bank to issue Letters of Credit is subject to the following conditions precedent:

      11.1  Initial Credit Extensions.  The obligation of each Bank to make its
            -------------------------
initial Loan and of any Issuing Bank to issue any Letter of Credit, whichever first occurs, is, in addition to the conditions precedent specified in Section 11.2, subject to the conditions
                                      ------------
precedent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Banks is called the "Effective Date") that
                                                           --------------
(a) the Agent shall have received all amounts which are then due and payable pursuant to Section 5 and (to the extent billed) Section 14.6, and (b) all of
            ---------                            ------------
the following, each duly executed and dated the Effective Date (or such other date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each
Bank:

      11.1.1  Notes.  The Notes.
              -----

      11.1.2  Resolutions.  Certified copies of resolutions of the Board of
              -----------
Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each Subsidiary (if any) which is to execute and deliver any document pursuant to Section 11.1.5, 11.1.6, 11.1.7, 11.1.8 or
                                 --------------  ------  ------  ------
11.1.9 authorizing or ratifying the execution, delivery and performance by such
------
Subsidiary of each Loan Document to which such Subsidiary is a party.

      11.1.3  Consents, etc.  Certified copies of all documents evidencing any
              --------------
necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each Subsidiary of the documents referred to in this Section 11.
                                                ----------

      11.1.4  Incumbency and Signature Certificates.  A certificate of the
              -------------------------------------
Secretary or an Assistant Secretary of the Company and each Subsidiary of the Company as of the Effective Date certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

      11.1.5  Guaranty. Counterparts to the Guaranty executed by each Subsidiary
              --------
(if any) as of the Effective Date which has not previously executed a counterpart thereof.

      11.1.6  Security Agreement. Counterparts to the Security Agreement
              ------------------
executed by each Subsidiary (if any) as of the Effective Date which has not previously executed a counterpart thereof, together with evidence, satisfactory to the Agent, that all filings necessary to perfect the Agent's Lien on any collateral granted under the Security Agreement have been duly made and are in full force and effect.

      11.1.7  Pledge Agreements. With respect to any Subsidiary that as of the
              -----------------
Effective Date has one or more Subsidiaries, a Subsidiary Pledge Agreement, in each case together with all stock certificates, stock powers and other items required to be delivered in connection with the Company Pledge Agreement or the Subsidiary Pledge Agreement and not previously delivered.

      11.1.8 Confirmation and Omnibus Amendment. The Confirmation and
             ----------------------------------
Omnibus Amendment executed by the Company and each Subsidiary.

      11.1.9 Trust Agreements.  To the extent not already received by the
             ----------------
Agent, the Trust Agreements (or counterparts thereof) executed by the Company and each Subsidiary.

      11.1.10  Opinions of Counsels for the Company and the Guarantors.  The
               -------------------------------------------------------
opinion of McDermott, Will & Emery, transaction counsel to the Company and the Guarantors and the opinions of local counsels to certain Guarantors.

      11.1.11  Other.  Such other documents as the Agent or any Bank may
               -----
reasonably request.

      11.2  Conditions.  The obligation (a) of each Bank to make each Loan and
            ----------
(b) of each Issuing Bank to issue each Letter of Credit is subject to the following further conditions precedent that:

      11.2.1  Compliance with Warranties, No Default, etc.  Both before and
              --------------------------------------------
after giving effect to any borrowing and the issuance of any Letter of Credit (but, if any Event of Default of the nature referred to in Section 12.1.2 shall
                                                           --------------
have occurred with respect to any other Debt, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

          (a) the representations and warranties of the Company and the Guarantors set forth in this Agreement (excluding Section 9.6) and the
                                                       -----------
     other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

          (b) except as disclosed by the Company to the Agent and the Banks pursuant to Section 9.6,
                 -----------

               (i) no litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

               (ii) no development shall have occurred in any litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding disclosed pursuant to Section 9.6 which might reasonably be expected to have a
                      -----------
          Material Adverse Effect; and

          (c) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing, and neither the Company nor any of its Subsidiaries shall be in violation of any law or governmental regulation or court order or decree where such violation or violations singly or in the aggregate might reasonably be expected to have a Material Adverse Effect; and

          (d) there shall have been no change in the operations, financial condition or prospects of the Company and its Subsidiaries or in the market for syndicated loans that might reasonably be expected to have a Material Adverse Effect.

      11.2.2  Confirmatory Certificate.  If requested by the Agent or any Bank,
              ------------------------
the Agent shall have received (in sufficient counterparts to provide one to each
Bank) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company
           --------------
for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan or
   --------------
the issuance of such Letter of Credit), together with such other documents as the Agent or any Bank may reasonably request in support thereof.

      SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

      12.1  Events of Default.  Each of the following shall constitute an Event
            -----------------
of Default under this Agreement:

      12.1.1  Non-Payment of the Loans, etc.  Default in the payment when due of
              ------------------------------
the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

      12.1.2  Non-Payment of Other Debt. Any default shall occur under the terms
              -------------------------
applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all such Debt so affected) exceeding $250,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

      12.1.3  Other Material Obligations. Default in the payment when due, or in
              --------------------------
the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with other such defaults might reasonably be expected to have a Material Adverse Effect (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default).

      12.1.4  Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes
              ----------------------------
insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

      12.1.5  Non-Compliance with Provisions of This Agreement. (a) Failure by
              ------------------------------------------------
the Company to comply with or to perform any covenant set forth in Sections 10.6
                                                                   -------------
through 10.11, 10.14 or 10.17 through 10.20; or (b) failure by the Company to
        -----  -----    -----         -----
comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this
Section 12) and continuance of such failure described in this clause (b) for 30
----------                                                    ----------
days (or, in the case of Section 10.13, five Business Days) after notice thereof
                         -------------
to the Company from the Agent, any Bank or the holder of any Note.

      12.1.6  Warranties.  Any warranty made by the Company herein is breached
              ----------
or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company to the Agent or any Bank in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

      12.1.7  Pension Plans.  (i) Institution of any steps by the Company or any
              -------------
other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000;
(ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000.

      12.1.8  Judgments.  Final judgments which exceed an aggregate of $250,000
              ---------
shall be rendered against the Company, or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

      12.1.9  Invalidity of Guaranty, etc.  The Guaranty shall cease to be in
              ----------------------------
full force and effect with respect to any

Guarantor, any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor.

      12.1.10  Invalidity of Collateral Documents, etc.  Any Collateral Document
               ----------------------------------------
shall cease to be in full force and effect with respect to the Company or any Guarantor, the Company or any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party, or the Company or any Guarantor (or any Person by, through or on behalf of the Company or such Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

      12.1.11  Change in Control. (a) Any Person or group of Persons (within the
               -----------------
meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding the executive managers of the Company as of the Effective Date) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 30% or more of the outstanding shares of common stock of the Company; (b) during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company; (c) a period of 60 consecutive days shall have elapsed during which any of the individuals named in Schedule 12.1.11A shall have ceased to hold executive
                     -----------------
offices with the Company at least equal in seniority to such individual's present offices, as set out in such Schedule 12.1.11A, excluding any such
                                    -----------------  ---------
individual who has been replaced by another individual or individuals reasonably satisfactory to the Required Banks (it being understood that any such replacement individual shall be deemed added to Schedule 12.1.11A on the date of
                                                -----------------
approval thereof by the Required Banks); or (d) a period of 60 consecutive days shall have elapsed during which all of the individuals named in Schedule
                                                                --------
12.1.11B shall have ceased to be members of the Company's Board of Directors.
--------

      12.2  Effect of Event of Default.  If any Event of Default described in
            --------------------------
Section 12.1.4 shall occur, the Commitments (if they have not theretofore
--------------
terminated) shall immediately terminate and
the Notes and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Agent (upon written request of the Required Banks) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Agent cash collateral in amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.4 may be waived by the
                       --------------    --------------
written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written
                                     ----------
concurrence of the Required Banks. Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

      SECTION 13  THE AGENT.

      13.1  Appointment and Authorization.  (a) Each Bank hereby irrevocably
            -----------------------------
(subject to Section 13.9) appoints, designates and authorizes the Agent to take
            ------------
such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     (b) Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. Each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Section 13 with respect to any acts taken or omissions suffered by
              ----------
such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 13, included such Issuing Bank with respect to such acts or
     ----------
omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Banks.

     (c) The Swing Line Bank shall have all of the benefits and immunities (i) provided to the Agent in this Section 13 with respect to any acts taken or
                              ----------
omissions suffered by the Swing Line Bank in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Agent", as used in this Section 13, included the Swing Line Bank with respect to such acts or
     ----------
omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Bank.

      13.2  Delegation of Duties.  The Agent may execute any of its duties under
            --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      13.3  Liability of Agent.  None of the Agent-Related Persons shall (i) be
            ------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      13.4  Reliance by Agent.  The Agent shall be entitled to rely, and shall
            -----------------
be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

      13.5  Notice of Default.  The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with Section 12;
                                                             ----------
provided, however, that unless and until the Agent has received any such
--------  -------
request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

     13.6  Credit Decision.  Each Bank acknowledges that none of the Agent-
           ---------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      13.7  Indemnification.  Whether or not the transactions contemplated
            ---------------
hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable
                                 --------  -------
for any payment to the Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of this Agreement and the resignation or replacement of the Agent.

     For the purposes of this Section 13.7, "Indemnified Liabilities" shall
                              ------------   -----------------------
mean: any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loan and the termination, resignation or replacement of the Agent or the replacement of any Bank) be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, and including any appellate proceeding) related to or arising out of this Agreement or the Commitments or the use of the proceeds thereof, whether or not any Agent-Related Person, any Bank or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto.

      13.8  Agent in Individual Capacity.  BofA and its Affiliates may make
            ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent, the Issuing Bank or the Swing Line Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans, BofA and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though BofA were not the Agent, the Issuing Bank and the Swing Line Bank, and the terms "Bank" and "Banks" include BofA and its Affiliates, to the extent applicable, in their individual capacities.

      13.9  Successor Agent.  The Agent may, and at the request of the Required
            ---------------
Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 and
                                                               ----------
Sections 14.6 and 14.13 shall inure to its benefit as to any actions taken or
-------------     -----
omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Required Banks unless BofA shall also simultaneously be replaced as an "Issuing Bank" and the "Swing Line Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

      13.10  Withholding Tax.
             ---------------

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees to deliver to the Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed Internal Revenue Service ("IRS") Forms 1001 and W-8 before the payment
                                     ---
          of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Company hereunder. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Bank hereunder, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the
        --------------
     Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other governmental authority of the United States or any other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)). The obligation of the Banks under this subsection shall survive the repayment of the Loans, cancellation of the Notes, any termination of this Agreement and the resignation or replacement of the Agent.

      13.11  Collateral Matters.  The Banks irrevocably authorize the Agent, at
             ------------------
its option and in its discretion, to release any Lien granted to or held by the Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 14.1, if approved,
                                                     ------------
authorized or ratified in writing by the Required Banks. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this Section 13.11.
                                                                 -------------

      13.12 Funding Reliance.  (a) Unless the Agent receives notice from a
            ----------------
Bank by 1:00 p.m., Chicago time, on the day of a
proposed borrowing that such Bank will not make available to the Agent an amount equal to its Percentage of such borrowing, the Agent may assume that such Bank has made such amount available to the Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Bank has not made such amount available to the Agent, such Bank and the Company jointly and severally agree to repay such amount to the Agent forthwith on demand, together with interest thereon at the interest rate applicable to Revolving Loans comprising such borrowing or, in the case of any Bank which repays such amount within three Business Days, the Federal Funds Rate (together with such other compensatory amounts as may be required to be paid by such Bank to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as applicable, as in effect from time to time). Nothing set forth in this clause (a) shall relieve any Bank of any obligation it may have to make any
----------
Revolving Loan hereunder.

     (b) Unless the Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Agent may assume that the Company has made such payment and, in reliance upon such assumption, make available to each Bank its share of such payment. If and to the extent that the Company has not made any such payment to the Agent, each Bank which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand, together with interest thereon at the Base Rate (or, in the case of any Bank which repays such amount within three Business Days, the Federal Funds Rate). Nothing set forth in this clause (b) shall relieve the Company of any obligation it may have to
        ----------
make any payment hereunder.

      13.13 Documentation Agent.  No Bank identified on the facing page or the
            -------------------
signature pages of this Agreement as a "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, no Bank so identified as a "Documenation Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

      SECTION 14  GENERAL.

      14.1  Waiver; Amendments.  No delay on the part of the Agent, any Bank or
            ------------------
any other holder of a Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Banks having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Percentage of any Bank (except as provided in Section 6.1.2) without the consent of such
                                   -------------
Bank. No amendment, modification, waiver or consent shall (i) extend or increase the amount of the Commitments (except as provided in Section 6.1.2), (ii) extend
                                                     -------------
the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release the Guaranty (other than with respect to a Guarantor which ceases to be a Subsidiary as a result of a transaction permitted hereunder) or all or any substantial part of the collateral granted under the Collateral Documents or (v) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. No provisions of Section 13 or
                                                                  ----------
other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. No provision of this Agreement relating to the rights or duties of an Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of such Issuing Bank. No provision of this Agreement relating to the rights or duties of a Swing Line Bank in its capacity as such shall be amended, modified or waived without the consent of such Swing Line Bank.

      14.2  Confirmations.  The Company and each holder of a Note agree from
            -------------
time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

      14.3  Notices.  Except as otherwise provided in Section 2.2, all notices
            -------                                   -----------
hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such
                                                     -------------
other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2 and 2.4, the
                                                  ------------     ---
Agent and the Swing Line Bank shall be entitled to rely on telephonic instructions from any person that the Agent or the Swing Line Bank in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent, the Swing Line Bank and each Bank harmless from any loss, cost or expense resulting from any such reliance.

      14.4  Computations.  Where the character or amount of any asset or
            ------------
liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company
                                               --------
notifies the Agent that the Company wishes to amend any covenant in Section 10
                                                                    ----------
to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Section 10 for such purpose), then the Company's
                             ----------
compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

      14.5  Regulation U.  Each Bank represents that it in good faith is not
            ------------
relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

      14.6  Costs, Expenses and Taxes.  The Company agrees to pay on demand all
            -------------------------
reasonable out-of-pocket costs and expenses of Agent-Related Persons (including the reasonable accounting fees, appraisal fees and fees and charges of counsel for the Agent-Related Persons and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan Documents), and all reasonable out-of-pocket costs and expenses (including reasonable accounting fees, appraisal fees and attorneys' fees, court costs and other legal expenses and allocated costs of staff counsel) incurred by the Agent-Related Persons and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Bank agrees to reimburse the Agent for such Bank's pro rata share (based on its respective Percentage) of any such costs and expenses of the Agent not paid by the Company. In addition, the Company agrees to pay, and to save the Agent and the Banks harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Agent and the Banks of their rights pursuant to Section 10.2.
                                                                ------------
All obligations provided for in this Section 14.6 shall survive repayment of the
                                     ------------
Loans, cancellation of the Notes and any termination of this Agreement.

      14.7  Subsidiary References.  The provisions of this Agreement relating to
            ---------------------
Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

      14.8  Captions.  Section captions used in this Agreement are for
            --------
convenience only and shall not affect the construction of this Agreement.

      14.9  Assignments; Participations.
            ---------------------------

      14.9.1  Assignments.  Any Bank may, with the prior written consents of the
              -----------
Company and the Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Bank's
                             --------
Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans and Commitments) in a minimum aggregate amount equal to the lesser of (i) the assigning Bank's remaining aggregate Commitments and (ii) $5,000,000; provided, however, that (a)
                                                     --------  -------
no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then
             -----------    ---------
obligated to pay to the assigning Bank under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

          (x) five Business Days (or such lesser period of time as the Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Bank and the Assignee,

          (y) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit G (an "Assignment Agreement"),
                                  ---------      --------------------
     together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

          (z) the assigning Bank or the Assignee shall have paid the Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder, and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Loan Commitment and, if the assigning Bank has retained a Loan Commitment hereunder, a replacement Note in the principal amount of the Loan Commitment retained by the assigning Bank (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Bank). Each such Note shall be dated the effective date of such assignment. The assigning Bank shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Bank. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall
                                                           --------------
be null and void.

     Notwithstanding the foregoing provisions of this Section 14.9.1 or any
                                                      --------------
other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

      14.9.2  Participations.  Any Bank may at any time sell to one or more
              --------------
commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitments of such Bank, the direct or participation interest of such Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"); provided that any Bank selling
                                -----------    --------
any such participating interest shall give notice thereof to the Company. In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant (other than a Participant which (i) is an affiliate of the participating Bank and (ii) holds a 100% participation in the interests of such Bank hereunder) shall have any direct or indirect voting rights hereunder except with respect to any of the events (excluding the events described in clause (v)
                                                                     ----------
thereof) described in the third to last sentence of Section 14.1.  Each Bank
                                                    ------------
agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each
--------
Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each
                            -----------
Participant shall be entitled to the benefits of Section 7.6 and Section 8 as if
                                                 -----------     ---------
it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to
                         -----------    ---------
the participating Bank if no participation had been sold).

      14.10  Governing Law.  This Agreement and each Note shall be a contract
             -------------
made under and governed by the internal laws of the

State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent, the Banks and any other holder of a Note expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

     14.11  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties hereto shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Company and each Bank.

      14.12  Successors and Assigns.  This Agreement shall be binding upon the
             ----------------------
Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

      14.13  Indemnification by the Company.
             ------------------------------

     (a) In consideration of the execution and delivery of this Agreement by the Agent and the Banks and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Bank and each of the officers, directors, employees, Affiliates and agents of the Agent and each Bank (each a "Bank Party") free and harmless from and
                                    ----------
against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable attorneys' fees and charges and allocated costs of staff counsel (collectively, for purposes of this Section
                                                                     -------
14.13, called the "Indemnified Liabilities"), incurred by the Bank Parties or
-----              -----------------------
any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of any such Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Bank Party from any obligation it may have under this Agreement.

     (b) All obligations provided for in this Section 14.13 shall survive
                                              -------------
repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of any or all of the Collateral Documents and any termination of this Agreement.

      14.14  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED
             -------------------------------------------
HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT
                      --------  -------
AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO

ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      14.15  WAIVER OF JURY TRIAL.  EACH OF THE COMPANY, THE AGENT AND EACH BANK
             --------------------
HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Delivered at Chicago, Illinois, as of the day and year first above written.

                              UNITED ROAD SERVICES, INC.


                              By____________________________________
                              Title_________________________________


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Agent


                              By____________________________________
                              Title_________________________________


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVING ASSOCIATION, as Issuing Bank,
                              Swing Line Bank and as a Bank


                              By____________________________________
                              Title_________________________________


                              BANKBOSTON, N.A., as Documenation Agent
                              and a Bank

                              By____________________________________
                              Title_________________________________


                              COMERICA BANK, as a Bank


                              By____________________________________
                              Title_________________________________


                              FLEET NATIONAL BANK, as a Bank


                              By____________________________________
                              Title_________________________________